UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 7, 2014
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Initial 8-K”) filed with the Securities and Exchange Commission on May 12, 2014, by Nordstrom, Inc. (the “Company”). The Company submits this Amendment for the sole purpose of filing under Item 5.03 of this Amendment a copy of the Amended and Restated Bylaws of the Company, which the Company inadvertently failed to attach to the Initial 8-K as Exhibit 3.2.

Except for filing the Amended and Restated Bylaws as Exhibit 3.2, this Amendment does not modify the Initial 8-K.

ITEM 5.03 Amendments to Articles of Incorporate or Bylaws; Change in Fiscal Year.

On May 7, 2014, the Board of Directors (the “Board”) of Nordstrom, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”). The changes are intended to address what the Company believes are current best practices in corporate governance.

With respect to shareholder meetings, the Amended and Restated Bylaws contain changes to provide that special meetings of the shareholders may be called upon the request of holders of at least 10% of the Company’s outstanding shares, a decrease from the prior requirement of 15%; the Non-Executive Chairman or the President, if there is not then a Non-Executive Chairman, may recess or adjourn a meeting from time to time without further notice; and a shareholder whose shares are pledged will be permitted to continue to vote such shares until the shares have been transferred into the name of the pledgee, at which time the pledgee shall be entitled to vote the shares.

The Amended and Restated Bylaws also expand the prior provisions of the Bylaws to require additional disclosures to be made to the Company by a shareholder wishing to nominate an individual for election to the Board or wishing to propose business to be considered at a shareholder meeting. In general terms, these additional disclosures require information concerning the shareholder’s and potential nominee’s economic investment in the Company, participation in any voting agreement or similar arrangement or other material interest in the proposed nomination or business to be considered. In the event that a shareholder or nominee fails to comply with the requirements of the Amended and Restated Bylaws with respect to any proposed nominee or item of business, the document provides that the Company may disregard the nominee or proposal even if the Company has received proxies with respect to the matter.

In addition to the foregoing changes, the Amended and Restated Bylaws revise certain administrative items, such as the amount of notice required for a special meeting of the Board, the effective dates for notice being provided to the Board or the Shareholders, and the authorization of the Company to appoint additional officers, with such powers as may be assigned by the Board or by the President.

The foregoing summary of the amendments contained within the Company’s Amended and Restated Bylaws is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Company held on May 7, 2014, the shareholders voted on the election of each of the Company’s twelve nominees for directors for the term of one year, the ratification of the appointment of Deloitte & Touche LLP as Independent Auditors of the Company, and cast an advisory vote regarding the compensation of the Company’s Named Executive Officers.

The results of the voting were as follows:

Election of Directors	For	Against	Abstentions	Broker Non-Votes
Phyllis J. Campbell	151,569,371	169,452	303,897	16,704,546
Michelle M. Ebanks	151,610,882	135,868	295,970	16,704,546
Enrique Hernandez, Jr.	148,705,268	3,036,159	301,293	16,704,546
Robert G. Miller	151,535,216	205,277	302,227	16,704,546
Blake W. Nordstrom	150,977,148	777,200	288,372	16,704,546
Erik B. Nordstrom	150,858,334	891,578	292,808	16,704,546
Peter E. Nordstrom	150,844,953	905,440	292,327	16,704,546
Philip G. Satre	151,570,129	169,997	302,594	16,704,546
Brad D. Smith	151,451,960	290,045	300,715	16,704,546
B. Kevin Turner	151,524,352	209,478	308,890	16,704,546
Robert D. Walter	151,509,690	224,821	308,209	16,704,546
Alison A. Winter	150,004,063	1,733,300	305,357	16,704,546
Ratification of the Appointment of Independent Auditors	167,214,327	1,005,373	527,566	n/a
Advisory Vote Regarding Executive Compensation	142,137,276	9,420,588	484,856	16,704,546

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3.2	Bylaws of Nordstrom, Inc. (Amended and Restated as of May 7, 2014)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: May 13, 2014

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.2	Bylaws of Nordstrom, Inc. (Amended and Restated as of May 7, 2014)